Exhibit 99.1

Listed on the New York Stock Exchange (KIM)	NEWS RELEASE

Kimco Realty Prices $350 Million Aggregate Principal Amount of 3.70% Notes due 2049

–  Company Announces the Full Redemption of its $175 Million 6.000% Class I Cumulative Redeemable

Preferred Stock and its $175 Million 5.625% Class K Cumulative Redeemable Preferred Stock –

NEW HYDE PARK, N.Y., August 15, 2019 – Kimco Realty Corp. (NYSE: KIM), today announced the pricing of its public offering of $350 million aggregate principal amount of 3.70% notes due 2049 (the “notes”) with an effective yield of 3.765%, maturing October 1, 2049. The offering is expected to settle on August 29, 2019, subject to customary closing conditions.

The company intends to use the net proceeds from the offering of the notes, together with borrowings under the company’s revolving credit facility, to fund (i) the full redemption of the company’s 6.000% Class I Cumulative Redeemable Preferred Stock (Class I Preferred Stock), with an aggregate liquidation value of $175 million, and (ii) the full redemption of the company’s 5.625% Class K Cumulative Redeemable Preferred Stock (Class K Preferred Stock), with an aggregate liquidation value of $175 million. Pending the redemption of the preferred stock, the company intends to use the net proceeds from the offering for general corporate purposes, including to reduce borrowings (of which $135.0 million were outstanding as of June 30, 2019) under the company’s revolving credit facility. In connection with the redemption of the preferred stock, Kimco will recognize a non-cash charge of approximately $11.4 million or $0.03 cents per common share in the third quarter of 2019. This charge will reduce Net Income and NAREIT Funds From Operations per diluted share by the same amount but have no impact on Funds From Operations as adjusted per diluted share.

Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, BofA Securities, Inc., RBC Capital Markets, LLC and Jefferies LLC served as joint book-running managers for the notes. Deutsche Bank Securities Inc. and Regions Securities LLC served as senior co-managers for the notes. BB&T Capital Markets, a division of BB&T Securities, LLC, BNY Mellon Capital Markets, LLC, Scotia Capital (USA) Inc., and U.S. Bancorp Investments, Inc. served as co-managers for the notes.

The offering of the notes is being made pursuant to an effective shelf registration statement, prospectus and related prospectus supplement. Copies of the prospectus supplement and the base prospectus, when available, may be obtained by contacting Barclays Capital Inc., c/o Broadridge Financial Solutions, Inc., by telephone at (888) 603-5847, by e-mail: barclaysprospectus@broadridge.com or at the following address: 1155 Long Island Avenue, Edgewood, NY 11717; Citigroup Global Markets Inc., by telephone at (800) 831-9146 (toll free), by email: prospectus@citi.com or at the following address: Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717; J.P. Morgan Securities LLC, by telephone at (212) 834-4533 or at the following address: 383 Madison Avenue, New York, NY 10179; Attention: Investment Grade Syndicate Desk; or Wells Fargo Securities, LLC, by telephone at (800) 645-3751 (toll free), by email: wfcustomerservice@wellsfargo.com or at the following address: 608 2nd Avenue South, Suite 1000, Minneapolis, MN 55402, Attn: WFS Customer Service. Investors may also obtain these documents for free by visiting EDGAR on the Securities and Exchange Commission’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Listed on the New York Stock Exchange (KIM)	NEWS RELEASE

Redemption of Cumulative Redeemable Preferred Stock

On August 15, 2019, the company announced that it will redeem (i) all 7,000 shares of its issued and outstanding Class I Preferred Stock and all 7,000,000 depositary shares representing the Class I Preferred Stock (the “Class I Depositary Shares” and, together with the Class I Preferred Stock, the “Class I Shares”) (NYSE: KIMprI – CUSIP No. 49446R 794), representing an aggregate liquidation value of $175 million, and (ii) all 7,000 shares of its issued and outstanding Class K Preferred Stock and all 7,000,000 depositary shares representing the Class K Preferred Stock (the “Class K Depositary Shares” and, together with the Class K Preferred Stock, the “Class K Shares”) (NYSE: KIMprK – CUSIP No. 49446R 745), representing an aggregate liquidation value of $175 million, in each case, on September 14, 2019 (the “Redemption Date”).

The Class I Preferred Stock will be redeemed at the redemption price of $25,000.00 per share, plus $245.833 in accrued and unpaid dividends on each share, and the Class I Depositary Shares will be redeemed at the redemption price of $25.00 per depositary share, plus $0.24583 in accrued and unpaid dividends on each share. The Class K Preferred Stock will be redeemed at the redemption price of $25,000.00 per share, plus $230.468 in accrued and unpaid dividends on each share, and the Class K Depositary Shares will be redeemed at the redemption price of $25.00 per depositary share, plus $0.23047 in accrued and unpaid dividends on each share. Dividends will cease to accrue on the Class I Shares and the Class K Shares as of the Redemption Date.

Applicable notices of redemption and related materials were mailed to holders of record of Class I Shares and Class K Shares on August 15, 2019. Class I Depositary Shares and Class K Depositary Shares held through The Depositary Trust Company, the registered holder of all of the issued outstanding Class I Depositary Shares and Class K Depositary Shares, will be redeemed in accordance with the applicable procedures of The Depositary Trust Company. Questions relating to the applicable notices of redemption and related materials should be directed to Equiniti Trust Company, the company’s transfer agent and the paying agent for the redemption of the Class I Shares and Class K Shares (the “Paying Agent”), at 800-468-9716. The address of the Paying Agent is Equiniti Trust Company, Attn: Corporate Actions Department, P.O. Box 64858, St. Paul, MN 55164-0858.

This press release does not constitute a notice of redemption with respect to the company’s Class I Shares or Class K Shares.

About Kimco

Kimco Realty Corp. (NYSE: KIM) is a real estate investment trust (REIT) headquartered in New Hyde Park, N.Y., that is one of North America’s largest publicly traded owners and operators of open-air shopping centers. As of June 30, 2019, the company owned interests in 428 U.S. shopping centers and mixed-use assets comprising 74.6 million square feet of leasable space primarily concentrated in the top major metropolitan markets. Publicly traded on the NYSE since 1991, and included in the S&P 500 Index, the company has specialized in shopping center acquisitions, development and management for more than 60 years.

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Listed on the New York Stock Exchange (KIM)	NEWS RELEASE

Safe Harbor Statement

The statements in this news release state the company’s and management’s intentions, beliefs, expectations or projections of the future and are forward-looking statements. It is important to note that the company’s actual results could differ materially from those projected in such forward-looking statements. Factors which may cause actual results to differ materially from current expectations include, but are not limited to, (i) general adverse economic and local real estate conditions, (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business, (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms to the company, (iv) the company’s ability to raise capital by selling its assets, (v) changes in governmental laws and regulations and management’s ability to estimate the impact of such changes, (vi) the level and volatility of interest rates and management’s ability to estimate the impact thereof, (vii) risks related to the company’s international operations, (viii) the availability of suitable acquisition, disposition, development and redevelopment opportunities, and risks related to acquisitions not performing in accordance with our expectations, (ix) valuation and risks related to the company’s joint venture and preferred equity investments, (x) valuation of marketable securities and other investments, (xi) increases in operating costs, (xii) changes in the dividend policy for the company’s common and preferred stock and the company’s ability to pay dividends at current levels, (xiii) the reduction in the company’s income in the event of multiple lease terminations by tenants or a failure by multiple tenants to occupy their premises in a shopping center, (xiv) impairment charges and (xv) unanticipated changes in the company’s intention or ability to prepay certain debt prior to maturity and/or hold certain securities until maturity. Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s SEC filings. Copies of each filing may be obtained from the company or the SEC.

The company refers you to the documents filed by the company from time to time with the SEC, specifically the section titled “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2018, as may be updated or supplemented in the company’s Quarterly Reports on Form 10-Q and the company’s other filings with the SEC, which discuss these and other factors that could adversely affect the company’s results. The company disclaims any intention or obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise.

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CONTACT:
David F. Bujnicki
Senior Vice President, Investor Relations and Strategy

Kimco Realty Corporation
1-866-831-4297

dbujnicki@kimcorealty.com

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